                                                                   EXHIBIT 14(a)

                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Funds Group:

We consent to the use of our report for the Balanced Fund portfolio dated February 4, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectus and "Auditors" in the Statement of Additional Information.


/s/ KPMG LLP


Houston, Texas
May 8, 2001

                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Advisor Funds:

We consent to the use of our report for the Flex Fund portfolio dated September 1, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectus and "Audit Reports" in the Statement of Additional Information.


/s/ KPMG LLP


Houston, Texas
May 8, 2001